UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013 (June 25, 2013)

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 25, 2013, there were 89,642,639 shares represented to vote either in person or by proxy, or 88.0% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors.

Felix Theeuwes, Simon X. Benito and Terrence F. Blaschke were elected as Class I directors for a term of three years. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Felix Theeuwes	54,667,513	1,088,757	33,886,369
Simon X. Benito	54,509,901	1,246,369	33,886,369
Terrence F. Blaschke	54,506,821	1,249,449	33,886,369

Proposal 2: Say on Pay – An advisory vote on the approval of executive compensation

The Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
54,721,026	834,573	200,671	33,886,369

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
88,370,337	458,380	813,922	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 26, 2013	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer